Exhibit 4.4

. + Signature of Owner and U.S. Person for Tax Certification Holder ID COY Class Rights Cert # Signature of Co-Owner (if more than one registered holder listed) Date (mm/dd/yyyy) 01J2JE + X R T 2 Rights Qty Issued RIGHTS CERTIFICATE TO SUBSCRIBE FOR SHARES OF MCEWEN MINING INC. COMMON STOCK FOR HOLDERS OF RECORD OF COMMON STOCK AT 5:00 P.M., NEW YORK CITY TIME, ON NOVEMBER 8, 2012. EXERCISABLE ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 4, 2012. McEwen Mining Inc. As the registered owner of the McEwen Mining Inc. Rights Certificate below, you are entitled to subscribe for the number of shares of common stock, no par value per share (the “Common Stock”), of McEwen Mining Inc., a Colorado corporation (the “Company”), shown below. Every ten (10) transferable subscription rights (each a “Subscription Right”) held by a holder entitles the holder to subscribe for and purchase one (1) whole share of Common Stock (the “Basic Subscription Privilege”) at a subscription price per share of US$2.25 (the “Subscription Price”) pursuant to the rights offering (the “Rights Offering”). If any shares of Common Stock available for purchase in the Rights Offering are not purchased by the holders of Subscription Rights (each a “Rightsholder”) pursuant to the exercise of their Basic Subscription Privilege (the “Excess Shares”), any Rightsholder fully exercising its Basic Subscription Privilege hereunder may subscribe for a number of Excess Shares pursuant to the terms and conditions of the Rights Offering, subject to proration (the “Over-Subscription Privilege”) as described in the Company's Prospectus Supplement, dated October 31, 2012 (as amended, the “Prospectus Supplement”), to the Company's Registration Statement on Form S-3, dated June 18, 2012 and declared effective on August 3, 2012. FOR A MORE COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING, PLEASE REFER TO THE PROSPECTUS SUPPLEMENT, WHICH IS INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS SUPPLEMENT ARE AVAILABLE UPON REQUEST FROM THE SUBSCRIPTION AGENT, COMPUTERSHARE TRUST COMPANY, N.A. AT (888)-497-9677 and (212) 440-9800.  EXERCISABLE ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 4, 2012 (Complete appropriate section on reverse side of this form.) The Company is conducting a Rights Offering, which entitles holders of record of Common Stock at 5:00 p.m., New York City time, on November 8, 2012 (the “Record Date”) to receive one (1) Subscription Right for each share of Common Stock held by such holder as of the Record Date. Every ten (10) Subscription Rights held by a Rightsholder entitles such Rightsholder to subscribe for and purchase one (1) whole share of Common Stock pursuant to the Rightsholder's Basic Subscription Privilege and, if the Rightsholder's Basic Subscription Privilege is fully exercised, to subscribe for additional shares of Common Stock pursuant to the Rightsholder's Over-Subscription Privilege. If the aggregate Subscription Price delivered or transmitted by the Rightsholder with the McEwen Mining Inc. Rights Certificate exceeds the aggregate Subscription Price for all shares for which the Rightsholder would be entitled to subscribe pursuant to the Rightsholder's Basic Subscription Privilege and no direction is given as to the excess, such Rightsholder will be deemed to have subscribed for a number of Excess Shares equal to the maximum whole number of Excess Shares that could be purchased with such excess Subscription Price. Shares of Common Stock purchased pursuant to the Rights Offering will be issued by Computershare Trust Company, N.A., the subscription agent (the “Subscription Agent”), as soon as practicable following 5:00 pm., New York City time, on December 4, 2012. No fractional shares of Common Stock or cash in lieu thereof will be issued or paid. Fractional shares of Common Stock will be rounded down to the nearest whole share of Common Stock. Set forth below is the number of Subscription Rights evidenced by this McEwen Mining Inc. Rights Certificate that the Rightsholder is entitled to exercise pursuant to such Rightsholder's Basic Subscription Privilege. This McEwen Mining Inc. Rights Certificate is transferable, and may be combined or divided (but only into McEwen Mining Inc. Rights Certificates evidencing full rights) at the office of the Subscription Agent. Rightsholders should be aware that if they choose to exercise, assign, transfer or sell only part of their Subscription Rights, they may not receive a new McEwen Mining Inc. Rights Certificate in sufficient time to exercise, assign, transfer or sell the remaining Subscription Rights evidenced thereby. 250 Royall Street, Suite V Canton MA 02021 Information Agent: Georgeson Telephone 1 888 497 9677 1 212 440 9800 MCEWEN MINING INC. RIGHTS CERTIFICATE 000.000000 1 2 3 4 5 6 7 8 12345678 Subscription Rights 123456789 BBX 12345678901234 12345678901234 Account: Subscription Rights: MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 C 1234567890 J N T C O Y C 1 2 3 4 5 6 . 7 8 C L S

. To subscribe for shares pursuant to your Basic Subscription Privilege please complete line “A” and Section 1 below. Example: 100 Subscription Rights = 10 shares of Common Stock pursuant to Basic Subscription Privilege 10 x US$2.25 = US$22.50 payment (no. of shares) (Subscription Price) To subscribe for shares pursuant to your Over-Subscription Privilege, please complete line “B” and Section 1 below. If you want the Subscription Agent to attempt to sell your unexercised Subscription Rights, check box “D” below and complete Section 1. If you want a new McEwen Mining Inc. Rights Certificate evidencing any unexercised Subscription Rights delivered to you or to someone else, complete line “E” below, and indicate the address to which the McEwen Mining Inc. Rights Certificate should be delivered in Section 1. If you want some or all of your unexercised Subscription Rights transferred to a designated transferee, or to a bank or broker to sell for you, complete line “F” below and complete Section 2. Payment for Shares: Full payment for shares subscribed for pursuant to both your Basic Subscription Privilege and Over-Subscription Privilege must accompany this McEwen Mining Inc. Rights Certificate or a notice of guaranteed delivery. Please reference your McEwen Mining Inc. Rights Certificate Number on your certified check, bank draft, money order or notice of guaranteed delivery. If the aggregate Subscription Price paid by a Rightsholder is insufficient to purchase the number of shares of Common Stock that the holder indicates are being subscribed for, or if a Rightsholder does not specify the number of shares of Common Stock to be purchased, or if the aggregate Subscription Price paid by a Rightsholder exceeds the amount necessary to purchase the number of shares of Common Stock for which the Rightsholder has indicated an intention to subscribe, then the Rightsholder will be deemed to have exercised first its Basic Subscription Privilege and second its Over-Subscription Privilege to purchase a number of shares of Common Stock equal to the maximum whole number of shares that could be purchased with the payment tendered. Please complete all applicable information and return to the Subscription Agent: COMPUTERSHARE TRUST COMPANY, N.A. By First Class Mail: By Registered, Certified or Express Mail, or Overnight Courier: Computershare Computershare c/o Voluntary Corporate Actions c/o Voluntary Corporate Actions P.O. Box 43011 250 Royall Street Providence, RI 02940-3011 Suite V Canton, MA 02021 Delivery of this McEwen Mining Inc. Rights Certificate to an address other than as set forth above does not constitute a valid delivery. A. Basic Subscription Privilege (10 Subscription Rights = 1 share) x US$2.25 = US$[] (no. of shares) (Subscription Price) B. Oversubscription Privilege* x US$2.25 = US$[] (no. of shares) (Subscription Price) * The Over-Subscription Privilege may only be exercised if the Basic Subscription Privilege is exercised in full C. Total Amount Enclosed: = $ SECTION 1. TO SUBSCRIBE: I hereby irrevocably subscribe for the number of shares of Common Stock indicated as the total of A and B hereon upon the terms and conditions specified in the Prospectus Supplement relating thereto and incorporated by reference herein, receipt of which is acknowledged. I hereby agree that if I fail to pay for the shares of Common Stock for which I have subscribed, the Company may exercise any remedies available to it under law. TO SELL: If I have checked the box on line D, I authorize the sale of my Subscription Rights by the Subscription Agent according to the procedures described in the Prospectus Supplement. Print full name of Assignee and Social Security Number Address for delivery of certificate representing unexercised Subscription Rights If permanent change of address, check here: . Daytime telephone number: ( ) Evening telephone number: ( ) Email address: D. Sell any unexercised Subscription Rights . E. Deliver a certificate representing unexercised Subscription Rights to the Assignee at the address in Section 1 F. Transfer Subscription Rights to the Transferee designated in Section 2 SECTION 2. TO TRANSFER SUBSCRIPTION RIGHTS: (Per Line F): For value received, of the Subscription Rights represented by this Form of Exercise, Sale or Transfer are assigned to: Print full name of Assignee and Social Security Number Print Full Address Signature(s) of Assignor(s) The signature(s) on this Form of Exercise, Sale or Transfer must correspond with the name(s) of the registered holder(s) exactly as it appears on the face of the McEwen Mining Inc. Rights Certificate without any alteration or change whatsoever. In the case of joint registered holders, each person must sign this Form of Exercise, Sale or Transfer in accordance with the foregoing. If you sign this Form of Exercise, Sale or Transfer in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other fiduciary or representative, you must indicate the capacity in which you are signing when you sign and, if requested by the Subscription Agent in its sole and absolute discretion, you must present to the Subscription Agent satisfactory evidence of your authority to sign in that capacity. If you wish to transfer your Subscription Rights, then your signature must be guaranteed by an Eligible Guarantor Institution, as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, which may include: (a) a commercial bank or trust company; (b) a member firm of a domestic stock exchange; or (c) a savings bank or credit union. Signature (name of bank or firm): Guaranteed by (signature/title): DELIVERY OF THIS FORM OF EXERCISE, SALE OR TRANSFER TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.